UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 2, 2026
Date of Report (Date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray Utah 84123
(Address of principal executive offices)(Zip Code)

 (801) 947-3100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 2, 2026 (the “Effective Date”), Bed Bath and Beyond, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Falcon Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and The Container Store Holdings, LLC, a Delaware limited liability company (“TCS”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into TCS (the “Merger”), with TCS surviving such Merger as a wholly owned subsidiary of the Company (the “Surviving Entity”).

Merger Consideration

At the closing of the Merger (the “Closing”), in exchange for all of the outstanding Class A Units of TCS (“TCS Equity Securities”) or the full and final satisfaction, repayment or extinguishment of all of TCS’ outstanding term loans, as applicable under the terms of the Merger Agreement, the Company shall issue and deliver to all the equityholders or term loan creditors, as applicable under the terms of the Merger Agreement, of TCS as of immediately prior to the Closing: (a) senior convertible notes (“Buyer Convertible Notes”) in an aggregate principal amount equal to $54,000,000 (the “Minimum Buyer Convertible Note Payment”) minus the Specified Senior Loan Payment Amount; (b) a number of shares of common stock, $0.0001 par value per share, of the Company (“Buyer Common Stock”) equal to the number of such shares that are equal to (x) the quotient obtained by dividing (i) (A) $150,000,000 (the “Purchase Price”) minus (B) the Minimum Buyer Convertible Note Payment by (ii) $7.00 (“Buyer Common Stock Payment Shares”) (rounded up or down to the nearest whole number) minus (y) the Specified Senior Loan Shares (if any) (rounded up or down to the nearest whole number); provided, however, that in no event will the Company be obligated to issue, or will the Company be obligated to deliver, shares of Buyer Common Stock pursuant to Section 1.05(b) of the Merger Agreement that, when taken together with the Specified Senior Loan Shares (if any), exceed the lesser of (i) 19.99% of the combined voting power or number of shares of Buyer Common Stock outstanding as of immediately prior to the entry into the Merger Agreement and (ii) the number of authorized and unissued shares of Buyer Common Stock that are not subject to a reserve, as determined on the Closing Date (the lesser of clauses (i) and (ii), the “Buyer Common Stock Equity Threshold”).

If the number of shares of Buyer Common Stock that the Company is required to issue and deliver, when taken together with the Specified Senior Loan Shares (if any), exceeds the Buyer Common Stock Equity Threshold (the “Excess Shares”), the Excess Shares will not be issued and delivered at the Closing and, in lieu thereof, at the Closing, the Company shall issue and deliver, Buyer Convertible Notes in addition to the Minimum Buyer Convertible Note Payment, in an aggregate principal amount equal to the product of (i) the number of Excess Shares and (ii) $7.00. For purposes of the Merger Agreement, “Merger Consideration” means, collectively, the Equity Purchase Price and Note Purchase Price actually paid at the Closing; provided, however, that if the Company is required to issue and deliver Specified Senior Loan Shares pursuant to Section 4.09 of the Merger Agreement, then (A) the number of Specified Senior Loan Shares that the Company would otherwise be required to issue and deliver pursuant to Section 4.09 of the Merger Agreement shall be reduced by a number of shares of Buyer Common Stock that is equal to the lesser of (x) the total number of Excess Shares and (y) the total number of Specified Senior Loan Shares (such lesser number of shares of Buyer Common Stock, the “Reduction Shares”), (B) the aggregate principal amount of Buyer Convertible Notes that the Company would otherwise be required to issue and deliver in respect of the Specified Senior Loans pursuant to Section 4.09 of the Merger Agreement shall be increased by an amount equal to the product of (x) the total number of Reduction Shares and (y) $7.00, (C) the number of shares of Buyer Common Stock that the Company is required to issue and deliver pursuant to Section 1.05(b) of the Merger Agreement shall be increased by the total number of Reduction Shares and (D) the aggregate principal amount of Buyer Convertible Notes that the Company would otherwise be required to issue and deliver pursuant to Section 1.05(c) of the Merger Agreement shall be reduced by the product of (x) the total number of Reduction Shares and (y) $7.00.

On March 27, 2026, TCS, pursuant to that certain Amendment No. 4 to Asset-Based Revolving Credit Agreement (the “ABL Consent”) by and among The Container Store, Inc., the guarantors party thereto, Eclipse Business Capital LLC, as administrative agent and the lenders party thereto, obtained written approval from each lender (the “ABL Creditors”) under that certain Asset-Based Revolving Credit Agreement dated as of January 28, 2025, by and among The Container Store, Inc., the guarantors party thereto, Eclipse Business Capital LLC, as administrative agent and the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) to, among other things, (i) approve or consent to the Merger and the other transactions and actions contemplated by the Merger Agreement and other transaction documents and (ii) amend the ABL Credit Agreement in certain respects.

Within three Business Days following the execution of the Merger Agreement, TCS shall solicit written approval from each lender (the “Term Loan Creditors”) under that that certain Term Loan Credit Agreement, dated as of January 28, 2025, by and among The Container Store, Inc., the guarantors party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, Acquiom Agency Services LLC, as collateral agent, and the lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Term Loan Credit Agreement”) to (i) accept a portion of the Merger Consideration in full and final satisfaction of all obligations owed to such Term Loan Creditor under the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Credit Agreement) (other than obligations in respect of any new loans provided to the TCS or its subsidiaries under the Term Loan Credit Agreement from March 9, 2026 through the date on which the Merger closes, the “New Loans”) (ii) waive any rights such Term Loan Creditor may have to the balance of unpaid debt under the Term Loan Credit Agreement following receipt of the applicable Lender Allocable Proceeds, and (iii) approve or consent to the Merger and the other transactions and actions contemplated by the Merger Agreement and other transaction documents (collectively, the “Lender Transaction Approval”).

At the time at which the Merger becomes effective (the “Effective Time”), (i) if the Lender Transaction Approval is obtained and the Foreclosure does not occur prior to the Closing, then (A) the Merger Consideration shall be issued and delivered to the Term Loan Creditors, which shall be in exchange for full and final satisfaction of its debt and all obligations owing under the Term Loan Credit Agreement and release of all liens created thereunder and (B) each TCS Equity Security issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and no consideration shall be delivered or deliverable in exchange therefor; provided that the foregoing shall not operate to satisfy any debt or obligations, or release any liens created, under the New Loans, which shall be repaid as provided in Section 4.09 of the Merger Agreement; (ii) if the Lender Transaction Approval is not obtained and the Foreclosure occurs prior to the Closing, then each TCS Equity Security issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted into the right to receive the applicable portion of the Merger Consideration as set forth in the allocation schedule and subject to the terms and the conditions set forth in the Merger Agreement; and (iii) any TCS Equity Security held or owned by TCS or its subsidiaries immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no shares of Buyer Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

At the Effective Time, each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one membership interest of the Surviving Entity.

Conditions to Merger

The obligations of TCS and the Company to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of customary conditions, including: (i) the absence of laws or orders restraining the consummation of the Merger, (ii) either (A) delivery of the Lender Transaction Approval or (B) (x) the occurrence of the Foreclosure and related restructuring in accordance with the Strict Foreclosure Agreement and (y) delivery of written consent from more than 50% of the holders of Class A Units of TCS following the Foreclosure and related restructuring (the “Post-Foreclosure Securityholder Written Consent”), (iii) TCS’s receipt of Authorized New Loans in an aggregate principal amount of no less than $55,000,000, which such New Loans shall be repaid in full the Closing via the issuance of Buyer Convertible Notes, (iv) the satisfaction of certain conditions set forth in the ABL Consent, (v) the Company’s receipt of a copy of the 2026 Audited Financial Statements and, if the Closing has not occurred on or prior to August 15, 2026, receipt of the Subsequent Unaudited Financial Statements for the fiscal quarter ended June 30, 2026 and (vi) the representations and warranties of TCS, Merger Sub and the Company being true and correct, subject to the materiality standards contained in the Merger Agreement, and TCS, Merger Sub and the Company having complied in all material respects with their respective obligations under the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by TCS, Merger Sub and the Company. TCS has also made customary covenants in the Merger Agreement, including covenants relating to (i) the conduct of its business prior to the Closing, (ii) the pursuit of the Lender Transaction Approval or enactment of the Foreclosure and delivery of the Post-Foreclosure Securityholder Written Consent if the Lender Transaction Approval cannot be obtained and (iii) the funding of New Loans prior to the Closing.

Termination

The Merger Agreement contains customary mutual termination rights for TCS and the Company, including (i) at the election of either party on or after July 31, 2026; provided, however, that if the only condition that has not been satisfied or waived at such time is the requirement to deliver TCS’ 2026 Audited Financial Statements, such date will be extended to the date that is September 30, 2026, (ii) by mutual written consent of TCS or the Company, (iii) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its condition to closing being satisfied (subject to certain procedures and cure periods) or (iv) by either party if there exists any law or order restraining the consummation of the Merger.

Buyer Financing Commitment

Pursuant to the Merger Agreement, the Company will provide, from time to time, incremental term loans to TCS, which may be in the form of “Specified Last-Out Term Loans” (as defined in the Term Loan Credit Agreement), in an aggregate amount not to exceed $30,000,000, on the terms and subject to the conditions of the Merger Agreement. In no event shall the Company be required to provide any such loans until an aggregate principal amount of $30,000,000 of 2026-2 Priming Super Senior Term Loans shall have been funded by the Term Loan Creditors (the “2026-2 Term Loans”).

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about TCS or the Company. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Transaction Support Agreement

On the Effective Date, the Company, TCS, certain holders of TCS Equity Securities (the “Consenting Equity Holders”) and certain Term Loan Creditors (the “Consenting Lenders”) entered into a transaction support agreement (the “Support Agreement”). Under the Support Agreement, the Consenting Equity Holders hold, in the aggregate, 80.47% of the issued and outstanding TCS Equity Securities and the Consenting Lenders hold, in the aggregate, 90.75% of the outstanding principal amount of the term loans under the Term Loan Credit Agreement. The Support Agreement provides that each Consenting Equity Holder and each Consenting Lender among other things, will (a) not transfer any ownership in term loan claims or TCS Equity Securities, as applicable, unless the transferee executes a joinder agreement to the Support Agreement, (b) in the case of each Consenting Equity Holder, vote all TCS Equity Securities owned or held by such Consenting Equity Holder in favor of the Merger and (c) provide support with respect to other various matters in connection with the Merger.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Put Agreement

On the Effective Date, the Company and certain of the Term Loan Creditors (the “Specified Lenders’) entered into a put agreement (the “Put Agreement”). Under the Put Agreement, the Company has agreed to purchase a participation interest in loans under the Term Loan Credit Agreement in aggregate principal amount equal to $15.0 million, consisting of the last funded $15.0 million of the first $30.0 million of the 2026-2 Term Loans (the “Specified Loans”). If the Merger Agreement, is terminated, other than termination of the Merger Agreement by the Company under certain circumstances, and the aggregate principal amount of the 2026-2 Term Loans at the time of termination is greater than or equal to $15.0 million, each Specified Lender may provide the Company with a notice of put exercise and, upon receipt of such notice, the Company will purchase from the applicable Specified Lender a participation interest in the full aggregate principal amount of the Specified Loans (i.e., the amount in excess of $15.0 million) held by such electing Specified Lender at a purchase price equal to 100% of the aggregate principal amount of such Specified Loan, together with accrued and unpaid interest thereon through the date of purchase.

The foregoing description of the Put Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Put Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Registration Rights and Lock-Up Agreement

Pursuant to the Merger Agreement, in connection with the Closing, the Company and the equityholders of TCS (the “Holders”) will enter into a registration rights and lock-up agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will be required to file a shelf registration statement covering the resale of the shares of Buyer Common Stock to be received as the Equity Purchase Price and the shares of Buyer Common Stock issuable upon conversion of the Buyer Convertible Notes as soon as reasonably practicable following the Closing and no later than the 60th day following the Closing. The Initial Holders, collectively, will be permitted to make two demands that the Company consummate an underwritten take-down off of any such registration statement within any 12-month period (subject to certain limitations and customary conditions, including a minimum net aggregate offering price of $25.0 million). Furthermore, the Holders will have piggyback registration rights when the Company proposes to register its equity securities. The Company will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions of the sale of Registrable Securities (as defined in the Registration Rights Agreement).

In addition, during the Lock-Up Period (as defined below), the Holders will be prohibited from transferring two-thirds of the shares of Buyer Common stock to be received as the Equity Purchase Price that each Holder receives (the “Lock-Up Shares”), subject to certain customary exceptions. Under the Registration Rights Agreement, the Lock-Up Period is the period commencing on the Closing and (a) with respect to 50% of the Lock-Up Shares, ending on the earlier of (i) the 180th day following the Closing and (ii) the date on which the daily volume-weighted average price (the “VWAP”) of the Buyer Common Stock on the New York Stock Exchange (the “NYSE’) equals or exceeds $9.80 per share for 20 consecutive trading days; and (b) with respect to the other 50% of the Lock-Up Shares, ending on the earlier of (i) the 270th day following the Closing and (ii) the date on which the VWAP of the Buyer Common Stock on the NYSE equals or exceeds $14.00 per share for 20 consecutive trading days.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, which is attached to the Merger Agreement and is incorporated herein by reference.

Indenture

Pursuant to the Merger Agreement, in connection with the Closing, the Company will enter into an indenture (the “Indenture”) with respect to the Buyer Convertible Notes to be issued as part of the Merger Consideration. The Buyer Convertible Notes will be senior, unsecured obligations of the Company and will accrue interest payable semiannually in arrears at a rate of 5.00% per year and will mature on the seventh anniversary of the Closing, unless earlier converted or repurchased. The Buyer Convertible Notes will be guaranteed by certain subsidiaries of the Company. Under the Indenture, the Company will agree to use its reasonable best efforts to obtain the approval of its stockholders that is required under the applicable NYSE rules and regulations to allow the conversion of the Buyer Convertible Notes in full into shares of Buyer Common Stock. The Indenture will provide that if the Company has not obtained such stockholder approval on or before the three-month anniversary of the Closing, the interest payable on the Buyer Convertible Notes will increase to 10.00% per year until such stockholder approval is obtained and if the Company has not obtained such stockholder approval on or before the six-month anniversary of the Closing, the interest payable on the Buyer Convertible Notes will increase to 12.00% per year until such stockholder approval is obtained.

A holder of Buyer Convertible Notes will be entitled to convert all or any portion of its Buyer Convertible Notes at its option at any time prior to the close of business on the business day immediately preceding the earlier of (a) the Requisite Stockholder Approval Date (as defined in the Indenture), (b) the date of the Company’s annual meeting of common stockholders held in calendar year 2028 and (c) June 1, 2028 (the earliest of such date, the “Free Conversion Date”), only upon the occurrence of specified corporate events. On or after the Free Conversion Date until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Buyer Convertible Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 109.8901 shares of Buyer Common Stock per $1,000 principal amount of Buyer Convertible Notes (equivalent to an initial conversion price of approximately $9.10 per share of Buyer Common Stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Buyer Convertible Notes in connection with such a corporate event.

If the Company undergoes certain fundamental change, holders will be entitled to require the Company to repurchase for cash all or any portion of their Buyer Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Buyer Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Indenture, which is attached to the Merger Agreement and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report with respect to the Merger Agreement is incorporated herein by reference. The shares of Buyer Common Stock and the Buyer Convertible Notes that will be issued as Merger Consideration will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Buyer Common Stock that may be issued upon conversion of the Buyer Convertible Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment

In connection with the Merger, the board of directors of the Company (the “Board”) appointed Brian LaRose as the Chief Financial Officer of the Company, to serve as its principal financial officer, effective April 28, 2026. Mr. LaRose will succeed Adrianne B. Lee in this executive officer position as of such date.

Brian LaRose, age 53, has served as the Chief Financial Officer of TCS since May 2025, and will continue in such role until he commences employment as the Company’s Chief Financial Officer. Prior to that, Mr. LaRose served in various senior level positions at Petco Health and Wellness Company, Inc. (“Petco”), including as its Chief Financial Officer from August 2021 to February 2025, and as its Senior Vice President, Finance from September 2020 to August 2021. Prior to joining Petco, Mr. LaRose served as Divisional CFO for HP’s 3D printing business unit. He previously led the separation management office during the separation of HP into two publicly traded Fortune 50 companies – at the time, the largest such split in U.S. history. During his 17 years with HP, Mr. LaRose also led HP’s SEC reporting group and managed investor relationships in over 15 countries. Mr. LaRose began his career with Deloitte’s mergers and acquisitions, and audit practices. Mr. LaRose is a member of the board of directors of the National Foundation for Autism Research, where he also serves as Treasurer. Mr. LaRose holds a bachelor’s degree from Colby College, and a master’s degree in business administration and a master’s degree in accounting from Northeastern University.

There are no arrangements or understandings between Mr. LaRose and any other person pursuant to which Mr. LaRose was selected as an officer.

Mr. LaRose does not have any family relationship with any of the Company’s directors or executive officers.

Neither Mr. LaRose nor any of his immediate family members has had (or proposes to have) a direct or indirect material interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. LaRose’s appointment, the Company entered into an Employment Agreement with Mr. LaRose, effective as of the CFO Transition Date (the “CFO Employment Agreement”).

Under the CFO Employment Agreement, Mr. LaRose will receive an annual base salary of $700,000 and will also be eligible to receive an annual cash performance bonus subject to the achievement of performance goals established by the Board or the compensation committee thereof, with a target bonus equal to 125% of his annual base salary. In addition, in connection with his commencement of employment, Mr. LaRose will be granted sign-on equity awards with an aggregate target value of $2,500,000 that will vest over a period of four years, with 70% granted in the form of time-based restricted stock units and the remaining 30% granted in the form of performance shares. Mr. LaRose will also be eligible for future equity awards in the discretion of the Board or the compensation committee thereof.

In the event of the Company’s termination of Mr. LaRose without Cause (as defined in the CFO Employment Agreement) or Mr. LaRose’s resignation for Good Reason (as defined in the CFO Employment Agreement) (each, a “Qualifying Termination”), Mr. LaRose will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Mr. LaRose’s then in-effect base salary; (ii) twelve months of continued health, dental and vision coverage; (iii) a prorated target annual bonus for the year of termination; and (iv) twelve months’ accelerated vesting of time-based equity awards; provided, however, that, if such Qualifying Termination occurs within 12 months following a Change in Control, then, in lieu of the foregoing benefits, Mr. LaRose will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Mr. LaRose’s then in-effect base salary; (ii) twelve months of continued health, dental and vision coverage; (iii) his target annual bonus for the year of termination; and (iv) full accelerated vesting of all time-based equity awards. Performance-based equity awards will be governed by the applicable award agreements.

The CFO Employment Agreement also contains customary non-competition and non-solicitation provisions.

In connection with his appointment, Mr. LaRose will also enter into the Company’s standard form of indemnification agreement for directors and officers.

President Appointment

In connection with the anticipated closing of the Company’s previously announced acquisition of The Brand House Collective (“TBHC,” and such acquisition, the “TBHC Merger”), the Board appointed Amy E. Sullivan as the President of the Company, subject to and effective as of the closing of the TBHC Merger, to succeed Adrianne B. Lee in this executive officer position as of such date. Ms. Lee will continue to serve as Chief Financial Officer until April 27, 2026, as described above.

Ms. Sullivan, age 47, has served as the President and Chief Executive Officer of TBHC, and as a member of TBHC’s board of directors, since February 2024.  Prior to that time, Ms. Sullivan served as TBHC’s President and Chief Operating Officer beginning in April 2023, and as TBHC’s Senior Vice President and Chief Merchandising and Stores Officer beginning in February 2022. Ms. Sullivan joined TBHC in 2012 as a Divisional Merchandising Manager and was promoted to Vice President of Merchandising in January 2019, a position she held until February 2022. Prior to joining TBHC, Ms. Sullivan spent a decade in the fashion apparel industry where she served in several merchandising leadership roles in specialty retail. Ms. Sullivan served as a Senior Merchandising Manager at Lane Bryant from 2011 to 2012, Senior Merchandising Manager at Lands' End from 2010 to 2011 and as a Senior Merchant at Express from 2008 to 2010. In each of these roles she was responsible for women's apparel. Ms. Sullivan also served as Product Development Manager at Kohl's, Product Development Manager at JCPenney and Merchandiser at Vanity Fair Corporation. She earned her Bachelor of Science in Textiles, Merchandising and Design from Middle Tennessee State University in 2002.

There are no arrangements or understandings between Ms. Sullivan and any other person pursuant to which Ms. Sullivan was selected as an officer.

Ms. Sullivan does not have any family relationship with any of the Company’s directors or executive officers.

Neither Ms. Sullivan nor any of her immediate family members has had (or proposes to have) a direct or indirect material interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Ms. Sullivan’s appointment, the Company will enter into an Employment Agreement with Ms. Sullivan, effective as of the closing of the TBHC Merger (the “President Employment Agreement”).

Under the President Employment Agreement, Ms. Sullivan will receive an annual base salary of $700,000 and will also be eligible to receive an annual cash performance bonus subject to the achievement of performance goals established by the Board or the compensation committee thereof, with a target bonus equal to 100% of her annual base salary. In addition, effective on the date of the closing of the TBHC Merger, Ms. Sullivan was granted sign-on equity awards with an aggregate target value of $3,000,000 that will vest over a period of four years, with 70% granted in the form of time-based restricted stock units and the remaining 30% granted in the form of performance shares. Ms. Sullivan’s sign-on equity awards were granted under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Restated Plan”) and were granted out of the share reserve increase under the Restated Plan that is subject to stockholder approval at the Company’s 2026 annual meeting of stockholders. As a result, such awards are subject to such stockholder approval, and if such approval is not obtained as required under the Restated Plan, these awards will be forfeited. Ms. Sullivan will also be eligible for future equity awards in the discretion of the Board or the compensation committee thereof.

In the event of the Company’s termination of Ms. Sullivan without Cause (as defined in the President Employment Agreement) or Ms. Sullivan’s resignation for Good Reason (as defined in the President Employment Agreement) (each, a “Qualifying Termination”), Ms. Sullivan will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Ms. Sullivan’s then in-effect base salary; (ii) twelve months of continued health, dental and vision coverage; (iii) a prorated target annual bonus for the year of termination; and (iv) twelve months’ accelerated vesting of time-based equity awards; provided, however, that, if such Qualifying Termination occurs within 12 months following a Change in Control, then, in lieu of the foregoing benefits, Ms. Sullivan will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Ms. Sullivan’s then in-effect base salary; (ii) twelve months of continued health, dental and vision coverage; (iii) her target annual bonus for the year of termination; and (iv) full accelerated vesting of all time-based equity awards. Performance-based equity awards will be governed by the applicable award agreements.

The President Employment Agreement will also contain customary non-competition and non-solicitation provisions.
In connection with her appointment, Ms. Sullivan will also enter into the Company’s standard form of indemnification agreement for directors and officers.

COO Appointment

In connection with the anticipated closing of the TBHC Merger, the Board appointed Lisa Foley as the Chief Operating Officer of the Company, subject to and effective as of the closing of the TBHC Merger.

Ms. Foley, age 49 previously served as Chief Marketing Officer at TBHC from October 2025 to April 2026, and, from June 2024 to September 2025, served as Vice President of Marketing at Pink Lily where she was the head of marketing and ecommerce. Prior to that, from April 2022 to June 2023, Ms. Foley was Vice President & Head of Marketing and E-commerce and, from June 2021 to May 2022, was Vice President of Marketing at Kirkland’s. Ms. Foley has also held leadership roles at Crate & Barrel, Claire’s and Mars Petcare. She has also served as an Adjunct Professor of Digital Marketing at Vanderbilt University. Ms. Foley earned her Bachelor of Arts in Journalism from the University of New Hampshire in 1999 and an M.B.A. from Vanderbilt University Owen Graduate School of Management in 2008.

There are no arrangements or understandings between Ms. Foley and any other person pursuant to which Ms. Foley was selected as an officer.

Ms. Foley does not have any family relationship with any of the Company’s directors or executive officers.

Neither Ms. Foley nor any of her immediate family members has had (or proposes to have) a direct or indirect material interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Ms. Foley’s appointment, the Company will enter into an Employment Agreement with Ms. Foley, effective as of the closing of the TBHC Merger (the “COO Employment Agreement”).

Under the COO Employment Agreement, Ms. Foley will receive an annual base salary of $500,000 and will also be eligible to receive an annual cash performance bonus subject to the achievement of performance goals established by the Board or the compensation committee thereof, with a target bonus equal to 50% of her annual base salary. In addition, effective on the date of the closing of the TBHC Merger, Ms. Foley was granted sign-on equity awards with an aggregate target value of $1,500,000 that will vest over a period of four years, with 70% granted in the form of time-based restricted stock units and the remaining 30% granted in the form of performance shares. Ms. Foley’s sign-on equity awards were granted under the Company’s Restated Plan and were granted out of the share reserve increase under the Restated Plan that is subject to stockholder approval at the Company’s 2026 annual meeting of stockholders. As a result, such awards are subject to such stockholder approval, and if such approval is not obtained as required under the Restated Plan, these awards will be forfeited. Ms. Foley will also be eligible for future equity awards in the discretion of the Board or the compensation committee thereof.

In the event of the Company’s termination of Ms. Foley without Cause (as defined in the COO Employment Agreement) or Ms. Foley’s resignation for Good Reason (as defined in the COO Employment Agreement) (each, a “COO Qualifying Termination”), Ms. Foley will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Ms. Foley’s then in-effect base salary; and (ii) twelve months of continued health, dental and vision coverage; provided, however, that, if such COO Qualifying Termination occurs within 12 months following a Change in Control, then, in lieu of the foregoing benefits, Ms. Foley will be entitled to the following severance benefits (subject to execution and non-revocation of a release of claims): (i) twelve months of Ms. Foley’s then in-effect base salary; (ii) twelve months of continued health, dental and vision coverage; (iii) her target annual bonus for the year of termination; and (iv) full accelerated vesting of all time-based equity awards. Performance-based equity awards will be governed by the applicable award agreements.

The COO Employment Agreement will also contain customary non-competition and non-solicitation provisions.
In connection with her appointment, Ms. Foley will also enter into the Company’s standard form of indemnification agreement for directors and officers.

Additionally, Leah Putnam, the Company’s Chief Accounting Officer and principal accounting officer, will depart from the Company effective May 15, 2026, at which time she will cease serving in those roles. Upon her departure, Ms. Putnam will receive the cash severance benefits to which she is entitled under the Company’s Key Employee Severance Plan and certain accelerated vesting of her equity awards.

Item 7.01	Regulation FD Disclosure.

On April 2, 2026, the Company issued a letter to shareholders announcing entry into the Merger Agreement and management changes described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of April 2, 2026, by and among Bed Bath and Beyond, Inc., Falcon Merger Sub, LLC and The Container Store Holdings, LLC

10.1*	Transaction Support Agreement, dated as of April 2, 2026, by and among, Bed Bath and Beyond, Inc., The Container Store Holdings, LLC and the other persons party thereto

10.2	Put Agreement, dated as of April 2, 2026, by and among Bed Bath and Beyond, Inc., and the Specified Lenders

99.1	Letter to Shareholders, dated April 2, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Reporting Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the proposed Merger and the Company’s planned management changes. Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to uncertainties as to the timing of the consummation of the proposed Merger and the ability of the parties to consummate the proposed Merger; the satisfaction of the conditions precedent to consummation of the proposed Merger; any litigation related to the proposed Merger; disruption of the Company’s or TCS’s current plans and operations as a result of the proposed Merger; the ability the Company or TCS to retain and hire key personnel; competitive responses to the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; the ability of the Company to successfully integrate TCS’s operations; the ability of the Company to implement its plans, forecasts and other expectations with respect to TCS’s business after the completion of the proposed Merger, if consummated; the ability of the Company to realize the anticipated synergies and related benefits from the proposed Merger in the anticipated amounts or within the anticipated timeframes or at all; and the ability to maintain relationships with the Company’s and TCS’s respective employees, customers, other business partners and governmental authorities. These and other important factors are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026, and in its subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND, INC.

By:	/s/ Marcus Lemonis
Marcus Lemonis

Chief Executive Officer

Date:	April 2, 2026